Exhibit 10.42

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

EQUIPMENT Financing AGREEMENT

THIS EQUIPMENT FINANCING AGREEMENT (this “Amendment”) is entered into as of November __, 2023 (the “Effective Date”) by and between Taproot Acquisition Enterprises, LLC, a Delaware limited liability company (“Lender”), and Athena Bitcoin, Inc. a Delaware corporation (“Borrower” or “Purchaser”).

R E C I T A L S:

Lender and Purchaser entered into that certain Equipment Sublease Agreement dated April 13, 2023 (the “Sublease”), whereby Lender leases to Borrower certain automated teller machines listed on Exhibit A to the Sublease (collectively the “Equipment” and individually, each a “Unit”) upon and subject to the terms, covenants and conditions more particularly described in the Sublease.

Lender and Borrower desire to amend the Sublease to modify the agreement as a purchase and financing agreement, and make certain changes including to the following:(i) the indemnity provisions; ii) the Term; iii) transfer of title to confer assets upon down payment; iii) the payment terms pursuant to which Lender and Borrower agree and acknowledge that under the revised Base Payment obligation below and as a material inducement to Lender entering into this Amendment, Borrower shall pay to Lender [***] as down payment for the Equipment; and (iv) such other terms as amended herein; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Purchaser to amend the original Sublease as follows:

1. Buyout.

a.	Section 3(a) of the Sublease is hereby amended to replace the defined term “Rental Payment” with “Base Payment”.

b.	Section 3(g) of the Sublease is hereby deleted in its entirety and replaced with the following: On the Effective Date, Purchaser shall pay Lender [***] (the “Down Payment”) and, Buyer shall transfer to Purchaser title to all of the Units identified on Schedule A hereto (the “Schedule A Equipment”). Immediately upon receipt of the Down Payment, Lender shall cause title to all the Schedule A Equipment to pass to Purchaser free and clear of any and all liens or encumbrances and shall be liable to Purchaser for all Losses (as defined below) as a result of Lender’s failure to do so. Notwithstanding the foregoing, Purchaser’s obligation to pay the Base Payment for the Schedule A Equipment shall continue for each Unit in the Schedule A Equipment until Purchaser has paid to Lender [***], as the purchase price for each such Unit (the “First Payment Completion”), provided that the Down Payment, and all Base Payments made by Purchaser to Lender pursuant to this Agreement since the execution of the Sublease shall be applied to equally to each Unit in the Schedule A Equipment until [***] has been applied to such Unit. Upon the First Payment Completion, Purchaser shall no longer be required to make any Base Payment to Lender with respect to any of the Schedule A Equipment. Thereafter, upon Lender’s receipt of [***] for each and every Unit identified in Schedule B hereto (the “Schedule B Equipment”), which cumulative payments comprise the full price of the Schedule B Equipment, title to all the Schedule B Equipment shall pass to Purchaser (the “Second Buyout”). However, if Lender does not have clear and marketable title to all of the Schedule B Equipment at the time the Second Buyout occurs, Lender shall disclose to Purchaser, no later than five business days after the Second Buyout would have occurred, of any existing liens and encumbrances on the Schedule B Equipment. In such event Lender shall have the option, which election must be made at the time of notice (the “Second Buyout Option") to (i) substitute the encumbered Schedule B Equipment with Equipment of equal value; or (ii) transfer to Purchaser all of Lender’s title to the Schedule B Equipment and provide Purchaser with cash compensation necessary to extinguish any existing liens and encumbrances on the encumbered Schedule B Equipment. For the avoidance of doubt, Lender and Purchaser agree that all of Purchaser’s payments pursuant to Section 3 of the Sublease, as amended herein, shall first be applied to individual Units in the Schedule A Equipment until the First Payment Completion, and thereafter applied to the Second Buyout of the Schedule B Equipment. Upon the completion of the Second Buyout or Second Buyout Option, Purchaser shall no longer be required to make any Base Payment to Lender with respect to any of the Schedule B Equipment.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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c.	Lender shall promptly inform Purchaser in writing in the event it fails to comply with any of the covenants of Lender set forth under Section 9(a) or 9(b) of this Amendment. In such event, Lender shall, in its sole discretion, either permit Purchaser to (i) move any Units located at any impacted Placement Location to a new Placement Location, in which case Purchaser’s obligations with respect to such Units shall remain unaltered, or (ii) abandon such Units, provided that Purchaser will cooperate with Lender to allow it to repossess such Unit, and in which case Purchaser shall be refunded any amounts paid with respect to such abandoned Unit(s) and have no further obligations with respect thereto.

2. Term. Section 2 of the Sublease is amended to reflect that three (3) year Term is deleted and the Term of the Sublease is hereby deleted and the new Term shall run until the earlier of: (i) the First Payment Completion and Second Buyout have occurred; or (ii) the Second Buyout Option. For the avoidance of doubt, there shall be no calendar term for the Sublease and it will run until Purchaser has satisfied its payment obligations herein.

3. Purchase Money Security Interest. As collateral security for the payment of the purchase price of the Schedule A Equipment and performance in full of all the obligations of the Purchaser under this Agreement, the Buyer hereby pledges and grants to the Lender, a lien on and security interest in and to all of the right, title and interest of the Buyer in, to and under the Schedule A Equipment, wherever located, and whether now existing or hereafter arising or acquired from time to time, and in all accessions thereto and replacements or modifications thereof, as well as proceeds (including insurance proceeds) of the foregoing. The security interest granted under this provision constitutes a purchase-money security interest under Article 9 of the Illinois Uniform Commercial Code. Upon the occurrence of the First Payment Completion, this Section 3 of this Amendment shall terminate in its entirety, and Lender shall take all necessary action to cause the termination of its lien on and security interest provided herein as soon as reasonably practicable, but in any event, no later than 10 business days following the First Payment Completion.

4. Covenants. The following covenants of Purchaser shall apply until the First Payment Completion. After the First Payment Completion, Purchaser shall no longer be required to comply with any of the following covenants, and in no situation will Purchaser be considered in breach of any of the following covenants for any conduct, action, or decision of Purchaser which occurs after the First Payment Completion.

No Transfer or Encumbrance. Purchaser agrees that it will not, without in each case obtaining Lender’s prior written consent, (i) sell, lease, transfer or otherwise dispose of all or any part of the Schedule A Equipment or license any of the Schedule A Equipment except as otherwise permitted herein, or (ii) encumber the Schedule A Equipment, including, but not limited to, through adverse claims, assignments, attachments, leases, mortgages, security interests, or other liens of any kind or nature (the “Encumbrances”) except those in favor of Lender and those consented to in writing by Lender (the “Permitted Encumbrances”).

a.	Inspection. Purchaser will at all times keep accurate and complete records of the Schedule A Equipment. Upon providing notice to Purchaser at least one (1) business day in advance, Lender and its agents shall have the right at all reasonable times to examine and inspect the Schedule A Equipment and to make extracts from the books and records related to the Schedule A Equipment, and to examine, appraise and protect the Schedule A Equipment.

b.	Preservation of the Schedule A Equipment; Risk of Loss. Purchaser will maintain the Schedule A Equipment in good condition and repair, ordinary wear and tear or other intentional damages by a third party excepted. Purchaser will pay promptly all taxes, levies and all costs of repair, maintenance and preservation. Purchaser bears the risk of loss of the Schedule A Equipment.

c.	Merger; Consolidation. Upon any sale or merger of Purchaser, or Purchaser’s sale of the Schedule A Equipment, Purchaser shall cause any future owner of Purchaser, or owner of the Schedule A Equipment, to assume all of the obligations of Purchaser under this Agreement.

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d.	Further Assurances. Purchaser agrees to execute and deliver from time to time upon request of Lender such other instruments of assignment, conveyance and transfer and take such other action as Lender may reasonably request for the purpose of perfecting, continuing, amending, protecting or further evidencing the arrangements contemplated hereby or to enable Lender to exercise and enforce its rights and remedies hereunder. Purchaser will, at Purchaser's expense, upon each request of Lender (i) authorize Lender to file, from time to time, financing statements or other records in such public offices as Lender may require, together with continuation statements thereof and amendments thereto, containing, among other things, (A) a Schedule A Equipment description as Lender may require, and (B) Purchaser's federal taxpayer identification number and/or state organizational number, if any, and any other identifying information as Lender may require, and (ii) comply with every other requirement deemed necessary by Lender for the perfection of its security interest in the Schedule A Equipment. Without diminishing or impairing any of Purchaser's obligations hereunder, a photographic, electronic or other reproduction of this Agreement shall be sufficient as a financing statement.

5. Events of Default by Purchaser. The Purchaser shall, at Lender’s option, be in default under this Agreement upon the happening of any of the following events or conditions (each, an “Event of Default”): (a) the failure by the Purchaser to perform any of its obligations under this Agreement; (b) falsity or inaccuracy in any material respect or material breach by the Purchaser of any written warranty, representation or statement made or furnished to Lender by or on behalf of the Purchaser; (c) the entry of any judgment against the Purchaser placing a lien against or the making of any levy, seizure or attachment of or on the Schedule A Equipment that could (in Lender’s sole discretion) have a material adverse effect on the financial condition of the Purchaser or the ability of the Purchaser to perform its obligations; or (d) any willful act of Purchaser which causes the failure of Lender to have a perfected first priority security interest in the Schedule A Equipment; or (e) evidence received by Lender that the Purchaser may have directly or indirectly been engaged in any type of illegal activity which, in Lender’s discretion, might result in the forfeiture of any property of the Purchaser to any governmental entity, federal, state or local, provided, that, upon the occurrence of any of the foregoing, such event or condition shall not be considered an Event of Default unless and until Lender provides notice to Purchaser of its occurrence, and such Event of Default is not cured by Purchaser within ten (10) business days thereafter; provided further, upon the occurrence of the First Payment Completion, this Section 5 of this Amendment shall terminate in its entirety. Notwithstanding anything herein to the contrary, in the event that a breach of Purchaser’s representations or warranties, or its failure to perform any of its covenants or obligations is caused solely by Lender’s failure to provide a Placement Location (as defined in Section 9 of this Amendment) for any of the Equipment, such breach or failure to perform by Purchaser shall not constitute an Event of Default.

6. Remedies. Upon the occurrence of any such Event of Default and at any time thereafter, Lender may declare all of the payments owed for the Schedule A Equipment secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. Lender’s remedies include, but are not limited to, the right to (a) peaceably by its own means or with judicial assistance enter the Purchaser’s premises, or wherever such Schedule A Equipment may be and take possession of the Schedule A Equipment without prior notice to the Purchaser or the opportunity for a hearing, and (b) require the Purchaser to assemble the Schedule A Equipment and make it available to Lender at a place designated by Lender. Unless the Schedule A Equipment is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give the Purchaser reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to the Purchaser at least ten (10) days before the time of the intended sale or disposition. Expenses of retaking, holding, preparing for disposition, disposing or the like shall include Lender’s reasonable attorneys’ fees and legal expenses, incurred or expended by Lender to enforce any payment due it under this Agreement either as against the Purchaser, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Agreement and the Schedule A Equipment pledged hereunder. The Purchaser waives all relief from all appraisement or exemption laws now in force or hereafter enacted. Notwithstanding anything herein to the contrary, upon the occurrence of the First Payment Completion, this Section 6 of this Amendment shall terminate in its entirety.

7. Payment of Expenses. At its option, Lender may discharge taxes, liens, security interests or such other encumbrances as may attach to the Schedule A Equipment, may pay for required insurance on the Schedule A Equipment and may pay for the maintenance, appraisal or reappraisal, and preservation of the Schedule A Equipment, as determined by Lender to be necessary. The Purchaser will reimburse Lender on demand for any payment so made or any expense incurred by Lender pursuant to the foregoing authorization, and the Schedule A Equipment also will secure any advances or payments so made or expenses so incurred by Lender.

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8. Lease Payments. Upon Lender’s receipt of the Down Payment, the following amendments will be in effect:

a.	Section 3(a) is further amended to reflect that Purchaser shall pay Lender beginning on the Effective Date of this Amendment, [***] of Purchaser’s gross revenue derived from the sale of Cryptocurrency in all the Units. Section 3(a) is further amended to reflect that the Base Payment shall remain in effect (i) for the Schedule A Equipment, until the First Payment Completion; and (ii) for the Schedule B Equipment, until the Second Buyout, or Second Buyout Option, whichever occurs first.

b.	Section 3(b) is hereby deleted in its entirety and replaced with the following:

In consideration for the services performed by Lender in assisting the growth of Purchaser and the provision of the Placement Locations (as defined in Section 9 of this Amendment), Purchaser, or its successor or assigns, shall pay an additional [***] of Purchaser’s revenue derived from the sale of Cryptocurrency in every location Purchaser maintains in the continental United States operating as Athena Bitcoin (the “Additional Payment”). The Additional Payment shall commence on the Effective Date of this Amendment and continue for such period of time as Purchaser, or its successors and assigns, operates Cryptocurrency automated teller machines in the continental United States, provided that Purchaser shall not be required to make payment of the Additional Payment with respect to any Unit which is placed at a location with a National Business pursuant to an agreement between Purchaser and a National Business which does not involve Lender. “National Business” shall mean any business with physical locations in two or more states.

c.	Section 3(d) is hereby deleted in its entirety.

9. Lender Representations and Covenants.

a.	Lender shall provide Purchaser with a suitable placement location for all of the Equipment (each a "Placement Location”, and collectively, the “Placement Locations”). Lender shall maintain the availability of the Placement Locations for the duration of the Term.

b.	Lender represents and warrants to Purchaser that, as of the Effective Date, Lender is not in default under, and Lender has timely complied with, all payment obligations owed by Lender to third parties with respect to the Placement Locations.

c.	Lender acknowledges and agrees that Purchaser shall not have any obligation to Lender or any third party with respect to any payment obligations for Placement Locations owed by Lender to third parties, including without limitation in the event that Lender fails to timely comply with any such obligations.

10.   Lender Indemnity. Section 10 of the Sublease is hereby deleted in its entirety and replaced with the following: Borrower shall defend, indemnify and hold harmless Lender and its affiliates, and their respective employees, officers, directors, shareholders and agents (collectively, the “Lender’s Indemnities”) from and against any and all losses, liabilities, penalties, fines, damages, expenses (including reasonable attorney’s fees), causes of action, suits or claims of every kind and irrespective of the theory upon which based (collectively, “Losses”) relating to or arising from, (i) permanent loss and/or damage to the Equipment; and (ii) any third party claims brought against Lender which are the result of the Borrower’s business, including but not limited to Borrower’s breach of the Sublease or this Amendment, except to the extent caused by Lender’s gross negligence or willful misconduct. This Section 5 shall survive termination of the Sublease and this Amendment.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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11.   Purchaser’s Indemnity. Section 11 of the Sublease is hereby deleted in its entirety and replaced with the following: Lender shall defend, indemnify and hold harmless Purchaser, its successors and assigns, and their respective employees, officers, directors, shareholders and agents (collectively, the “Purchaser’s Indemnities”) from and against any and all Losses relating to or resulting from (i) the Equipment, including without limitation, Lender’s ’s lack of title to any of the Equipment free and clear of any and all liens or encumbrances; (ii) any breach by Lender of the Sublease or this Amendment; ii) Lender’s business, each except to the extent caused by Purchaser’s gross negligence or willful misconduct. Purchaser may set off any amounts due to Purchaser under this Section 6 against any payments due from Purchaser to Lender hereunder. This Section 6 shall survive termination of the Sublease and Amendment.

12.   Termination: Section 12(a) of the Sublease is hereby amended to delete the following sentences: In addition, Lessee may terminate this Agreement upon termination or expiration of the Prime Lease.

13.   Effect of Termination. Section 12(b) of the Sublease is hereby deleted in its entirety and replaced with the following sentence: Subject to Lender’s rights under Section 6 in the Amendment, upon termination of this Amendment for any reason: (i) Purchaser’s rights to use the Equipment shall immediately terminate without either party having to act further, provided, however, that if the First Payment Completion has not occurred, Purchaser shall be the sole owner of all Units in the Schedule A Equipment for which Purchaser has paid Lender [***] pursuant to Section 1(b) of this Amendment; provided further, that if the First Payment Completion has occurred, Purchaser shall be the sole owner of all the Schedule A Equipment; provided further, that if the Second Buyout have been completed, Purchaser shall be the sole owner of all of the Equipment; provided further, that if Lender has exercised the Second Buyout Option, Lender shall comply with its obligation pursuant to Section 1 of this Amendment; (ii) Purchaser shall pay to Lender any amounts owed to Lender as of the effective date of the termination which are not subject to setoff; and (iii) each party shall promptly return or destroy, upon the other party’s request any Confidential Information (as defined in the Sublease) of the other party provided or made available to the such party of whom return or deletion is requested.

14.   Notices. Section 17 is amended for Notices to Purchaser to now be:

If to Purchaser : Athena Bitcoin, Inc.

c/o Matias Goldenhorn – CEO & President

800 NW 7th Avenue

Miami, FL 33136

Email: matias@athenabitcoin.com

With a courtesy copy via email, which shall not constitute notice, to: legal@athenabitcoin.com

15.   Prime Lease. Section 22 of the Sublease is hereby deleted in its entirety.

16.   Miscellaneous. Except as modified herein, the Amendment and all of the respective terms and provisions thereof shall remain unmodified, are hereby ratified and are in full force and effect as originally written. The recitals set forth above in this Amendment are hereby incorporated by this reference. The Sublease, as amended hereby, shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and permitted assigns.

17.   Entire Agreement. Purchaser represents, warrants and confirms to Lender there are no oral or electronic mail agreements between it and Lender related to the Sublease or this Amendment. This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof, superseding all prior oral or written agreements or understandings with respect thereto and may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Lender and Purchaser.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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18. Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument. Counterparts to this Amendment may be executed and delivered by facsimile, e-mail or other electronic transmission, and for purposes of this Amendment signatures transmitted by facsimile, e-mail or other electronic transmission shall be deemed to be original signatures.

19.   Governing Law. This Amendment shall be governed and construed under the laws of the State of Illinois without regard to any conflict of law provisions which could apply.

20.   Confidentiality. The terms of this Amendment shall be confidential information and the parties shall remain subject to Section 25 of the Sublease, including with respect to the terms of this Amendment.

The remainder of this page has intentionally been left blank.

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IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Lease as of the date first above written.

LENDER:

Taproot Acquisition Enterprises, LLC

By: /s/ Jordan Mirch

Name: Jordan Mirch

Title: Manager

PURCHASER:

Athena Bitcoin, Inc.

By: /s/ Matias Goldenhorn

Name: Matias Goldenhorn

Title: CEO & President

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Schedule A

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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Schedule B

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

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